Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "BUCKHEAD MARKETING & DISTRIBUTION, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JULY, A.D. 2004, AT 5:12 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3828358 8100

AUTHENTICATION: 3230821

040514171

DATE: 07-13-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:12 PM 07/13/2004
FILED 05:12 PM 07/13/2004
RV 040514171 - 3828358 FILE

CERTIFICATE OF INCORPORATION
FOR
BUCKHEAD MARKETING & DISTRIBUTION, INC.

FIRST: The name of this corporation is BUCKHEAD MARKETING & DISTRIBUTION, INC., a Delaware corporation (the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is National Corporate Research, Ltd. The name of the registered agent at that address is 615 South DuPont Highway, Dover, Delaware 91101 (Kent County).

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Thousand (100,000) shares of Common Stock, par value $0.01 per share.

FIFTH: The name and mailing address of the Incorporator is:

Donald H. Jones, Esq.
Jones, Kaufman & Ackerman LLP
10960 Wilshire Boulevard, Suite 1225
Los Angeles, California 90024

SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

SEVENTH: To the fullest extent permitted by the Delaware General Corporation Law, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do hereby make, file and certify that the facts herein stated are true, and accordingly, have hereto set my hand this 13th day of July, 2004.

Donald H. Jones
Incorporator

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BUCKHEAD MARKETING & DISTRIBUTION, INC.", CHANGING ITS NAME FROM "BUCKHEAD MARKETING & DISTRIBUTION, INC." TO "WORLDWIDE EXCELLENCE, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 2004, AT 5:49 O'CLOCK P.M.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3828358 8100

040716184

AUTHENTICATION: 3390407

DATE: 10-04-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:52 PM 09/30/2004
FILED 05:49 PM 09/30/2004
SRV 040709779 - 3828358 FILE

AMENDMENT TO
CERTIFICATE OF INCORPORATION
FOR
BUCKHEAD MARKETING & DISTRIBUTION, INC.

BUCKHEAD MARKETING & DISTRIBUTION, INC., a Delaware corporation (the "Corporation"), does hereby certify:

FIRST: The Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on July 13, 2004 under the name BUCKHEAD MARKETING & DISTRIBUTION, INC.

SECOND: It is desirable for the name of the Corporation to be changed to WORLDWIDE EXCELLENCE, INC.

THIRD: The Board of Directors and the Stockholders of the Corporation, acting in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted resolutions authorizing Paragraph FIRST of the Certificate of Incorporation to be amended in its entirety to read as follows:

> FIRST: The name of this corporation is WORLDWIDE EXCELLENCE, INC., a Delaware corporation (the "Corporation")."

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President and attested to by its Secretary in Los Angeles, California as of September 27, 2004.

Jeffrey S. Edell
President

Dennis Duitch
Secretary